                                                                   Exhibit 10.44

                       SECURED REVOLVING CREDIT AGREEMENT

         THIS SECURED REVOLVING CREDIT AGREEMENT, dated as of this 27th day of September, 2002 by and between WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership (the "Borrower"), and THE HUNTINGTON NATIONAL BANK, a national banking association ("Bank");

                                   WITNESSETH:

         The parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.01.    CERTAIN DEFINITIONS.

The following words and terms shall have the following meanings, respectively, unless the context hereof clearly otherwise requires:

         "Adjusted LIBOR Interest Rate" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by dividing (i) the applicable LIBOR Interest Rate by
         (ii) 1.00 minus the Reserve Percentage.

         "Advance" shall mean an advance to the Borrower on the account of Loan.

         "Agreement" shall mean this Secured Revolving Credit Agreement, as the same may be supplemented, modified or amended from time to time.

         "Assignment" shall mean an Assignment in the form attached hereto as Exhibit A, with blanks completed appropriately, given by the Borrower to the Bank with respect to a Mortgaged Property as security for the Borrower's obligation under the Loan, subject to such changes as may be required to comply with the requirements of the law of the state in which such Mortgaged Property is located, as the same may be supplemented, modified or amended from time to time.

         "Assignment of Rents" shall mean an Assignment of Rents and Leases in the form attached hereto as Exhibit B, with blanks completed appropriately, given by the Borrower to the Bank with respect to a Mortgaged Property as security for the Borrower's obligations under the Loan, subject to such changes as may be required to comply with the requirements of the law of the state in which such Mortgaged Property is located, as the same may be supplemented, modified or amended from time to time.

         "Bank" shall mean The Huntington National Bank, a national banking association, its successors and assigns.

         "Borrower's Affidavit" shall mean a Borrower's Closing Affidavit in the form of Exhibit C attached hereto, with blanks completed appropriately, given by the Borrower to the Bank with respect to a Mortgaged Property.

         "Borrowing Base" shall mean sixty-five percent (65%) of the appraised value of the Mortgaged Properties.

         "Borrowing Base Certificate" shall mean a certificate in the form of Exhibit D attached hereto executed by the Chief Executive Officer or Chief Financial Officer of the Borrower.

         "Brierbrook" shall mean Brierbrook Partners, LLC, a Tennessee limited liability company.

         "Closing" shall mean the execution and delivery by the Borrower to the Bank of this Agreement and the Note.

         "Closing Date" shall mean the date of the Closing.

         "Collateral Assignment of Mortgaged Property Sale Agreement" shall mean a Collateral Assignment of Mortgaged Property Sale Agreement in the form attached hereto as Exhibit E, with blanks completed appropriately, given by the Borrower to the Bank with respect to a Mortgaged Property as security for the Borrower's obligations under the Loan, as the same may be supplemented, modified or amended from time to time.

         "Compliance Certificate" shall mean a certificate in the form of Exhibit F annexed hereto, executed by the chief executive officer or chief financial officer of Borrower to the effect that: (a) as of the effective date on the certificate, no Default or Event of Default under this Agreement exists or would exists after giving effect to the action intended to be taken by the Borrower as described in such certificate, including, without limitation, that the covenants set forth herein would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Bank of such compliance, and (b) the representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a Material Adverse Effect.

         "Conditional Default" shall mean any condition, event, act or omission which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Debt Service Coverage Ratio" shall mean the ratio of EBITDA to the aggregate sum of all interest payments and principal payments on indebtedness of Borrower and/or Guarantor due and payable during any twelve (12) months trailing period determined as of the first day of each calendar quarter.

         "Default Rate" shall mean a rate of interest from time to time which is Two Percent (2%) per annum above the applicable Interest Rates otherwise then in effect.

         "Deposit" shall mean an earnest money deposit made by a buyer under a Mortgaged Property Sale Agreement and held by a Title Company or by the Borrower.

         "Disbursement Request" shall mean a statement of the Borrower setting forth the amount of an Advance being requested and containing such other information as is required by Paragraph (a) of Section 5.01 hereof.

         "EBITDA" shall mean for any quarterly period, with respect to the Borrower and Guarantor on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period plus, the sum of all amounts treated as expenses for(a) interest, (b) depreciation, (c) amortization, and (d) all accrued or paid taxes on or measured by income to the extent included in the determination of such net income (or net loss plus amounts attributable to the minority interest of members of Brierbrook and other minority members or partners of Windrose); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

         "Environmental Indemnity Agreement" shall mean an Environmental Indemnity Agreement in the form attached hereto as Exhibit G, with blanks completed appropriately, to be executed and delivered with respect to a Mortgaged Property by the Borrower and the Guarantor to the Bank, as the same may be supplemented, modified or amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, which together with the Borrower would be treated as a single employer under ERISA.

         "Event of Default" shall mean any of the events of default described in
         Section 8.01 hereof.

         "FEMA" shall mean the Federal Emergency Management Agency, or any successor entity.

         "Fixtures" shall mean all personal property now or hereafter owned by the Borrower and now or hereafter affixed to, incorporated into or to be incorporated into, or used or useful in connection with, a Mortgaged Property or any part thereof, all replacements thereof, additions thereto and substitutions therefor.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Standards Accounting Board and recognized and interpreted by the American Institute of Certified Public Accountants.

         "Governmental Authorities" shall mean the United States of America, the state and local jurisdictions in which a Mortgaged Property is located and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

         "Governmental Requirement" shall mean any law, ordinance, order, rule or regulation of any Governmental Authority, including but not limited to laws, ordinances, orders, rules or regulations with regard to zoning, subdivision, building, safety, fire protection or environmental matters applicable to a Mortgaged Property.

         "Guarantor" shall mean Windrose Medical Properties Trust, a Maryland real estate investment trust.

         "Guaranty" shall mean the Unconditional Guaranty executed and delivered by Guarantor to the Bank of even date herewith, pursuant to which the Guarantor guarantees the Borrower's obligations under the Loan, as the same may be supplemented, modified or amended from time to time.

         "Hazardous Constituent" shall have the meaning assigned thereto under 40 C.F.R. Section 260.10.

         "Hazardous Materials" shall mean, collectively, Hazardous Substances, Hazardous Constituent and Solid Wastes.

         "Hazardous Materials Laws" shall mean all laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, determinations, directives and standards promulgated by any governmental authority concerning Hazardous Materials or concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. Sections 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.Sections 11001 et seq., National Environmental Policy of 1975, 42 U.S.C. Sections 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 42, U.S.C. Section 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, U.S.C.
         Section 7401 et seq., and any similar or implementing law of the state in which a Mortgaged Property is located, and all amendments, rules, and regulations promulgated thereunder or implementing the same.

         "Hazardous Substances" shall mean at any time any substance, waste, pollutant, contaminant or material, in solid, liquid or gaseous form, which: (i) is a substance regulated or defined or designated as hazardous, extremely or imminently hazardous, objectionable, dangerous, or toxic pursuant to any law, by any local, state, territorial or federal governmental authority; (ii) is a substance with respect to which such a governmental authority otherwise requires environmental compliance, investigation, monitoring, reporting, or remediation; including but not limited to, (A) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous, objectionable or toxic, under any Hazardous Materials Law; (B) petroleum and petroleum based products including crude oil, used oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) radioactive substances and materials; (F) asbestos; (G) urea formaldehyde; (H) polychlorinated biphenyls; (I) lead; (J) methane; (K) flammable substances and materials; and (L) explosives.

         "Improvements" shall mean the improvements portion of a Mortgaged Property.

         "Inspecting Architect" shall mean an independent architectural or engineering firm employed by the Bank with respect to a Mortgaged Property. The Borrower may submit to the Bank a list of suggested architectural and engineering firms for consideration by the Bank. The Bank shall not, however, be obligated to select or retain an Inspecting Architect from such list.

         "Interest Rate" shall mean, as to each Advance, a rate per annum equal to (i) for Prime Advances, the Prime Interest Rate and (ii) for LIBOR Advances, the Adjusted LIBOR Interest Rate.

         "Lease" shall mean a lease of all or a portion of a Mortgaged Property (excluding any incidental real estate which is contiguous to the leased real estate and improvements and which the Borrower is or was required to purchase as part of the acquisition of the leased real estate and improvements) by and between the Borrower, as landlord (or joint venture partner), and a Tenant, as tenant.

         "Leverage Ratio" shall mean the percentage determined in accordance with the Compliance Certificate.

         "LIBOR" shall mean the average (rounded upward to the nearest 1/16 of 1%) of the per annum rates at which deposits in immediately available funds in U.S. dollars for the applicable LIBOR Interest Period and in the amount of the applicable LIBOR Advance are offered to the Bank by prime banks in the London interbank Eurodollar market, determined as of 11:00 a.m. London time (or as soon thereafter as practicable) two (2) London Banking Days prior to the beginning of the applicable LIBOR Interest Period;

         "LIBOR Advance" shall mean any Advance which is determined with reference to the Adjusted LIBOR Interest Rate;

         "LIBOR Interest Period" shall mean a period of one (1) month, two (2) months, three (3) months, or six (6) months as selected by the Borrower;

         "LIBOR Interest Rate" shall mean a rate per annum equal to (i) One and Three Quarters Percent (1-3/4%) above LIBOR at such time as the Leverage Ratio is less than Forty Percent (40%), and (ii) Two Percent (2%) above LIBOR at such time as the Leverage Ratio equals or exceeds Forty Percent (40%).

         "Loan" shall mean a revolving loan from the Bank to the Borrower in a principal amount not to exceed Twenty-Five Million Dollars ($25,000,000) at any time outstanding.

         "Loan Documents" shall mean, this Agreement, the Note, Mortgages, Assignments of Rents, Assignments, Collateral Assignments of Mortgaged Property Sale Agreements, Guaranty, Borrower's Affidavits, Environmental Indemnities and other documents executed and/or delivered by or on behalf of the Borrower or the Guarantor in connection with the Loan or any Advance which are in effect from time to time, as the same may be supplemented, modified or amended from time to time.

         "London Banking Day" shall mean a day on which commercial banks are open for business in London, England, and quoting deposit rates for U.S. dollar deposits.

         "Major Lease" shall mean a Lease between Borrower and a Major Tenant.

         "Major Tenant" shall mean any Tenant occupying twenty-five percent (25%) or more of a Mortgaged Property.

         "Material Adverse Effect" shall mean any fact or circumstance which (a) materially and adversely affects the business, operation, property or financing conditions of the Borrower taken as a whole, or (b) has a material adverse effect on the ability of a Borrower to perform their respective obligations under this Agreement, the Note or the other Loan Documents.

         "Maturity Date" shall mean September 30, 2004.

         "Monetary Event of Default" shall mean an Event of Default under
         Section 8.01(a) hereof or any other Event of Default which can be cured by the payment of money.

         "Mortgage" shall mean a Real Estate Mortgage and Security Agreement in the form of Exhibit H-1 attached hereto, with blanks completed appropriately, or a Deed of Trust and Security Agreement in the form of Exhibit H-2 attached hereto, with blanks completed appropriately, given by the Borrower to the Bank with respect to a Mortgaged Property as security for the Borrower's obligations under the Loan, subject to such changes as may be required to comply with the requirements of the laws of the state in which the Mortgaged Property is located, as the same may be supplemented, modified or amended from time to time.

         "Mortgage Release Price" shall mean with respect to a Mortgaged Property, an amount equal to (a) so long as no Event of Default is then continuing, an amount equal to principal reduction required to allow Borrower to remain in compliance with the Borrowing Base and the Debt Service Coverage Ratio as set forth in this Agreement, or (b) if an Event of Default is then continuing, the Net Sales Price of such Mortgaged Property.

         "Mortgaged Property" shall mean all Projects securing the Loan by virtue of a Mortgage.

         "Mortgaged Properties Debt Service" shall mean the projected total annual sum of all interest payments and principal payments on the outstanding principal balance of the Loan which would be due and payable during the trailing twelve (12) month period assuming the level amortization of the then outstanding principal balance of the Loan over a period of twenty-five (25) years, at a per annum interest rate equal to Two Percent (2%) above the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten (10) years as measured on the first day of each calendar quarter.

         "Mortgaged Properties Debt Service Coverage Ratio" shall mean the Mortgaged Properties Net Operating Income divide by the Mortgaged Property Debt Service.

         "Mortgaged Properties Net Operating Income" shall mean the projected total annual rental income measured on the previous trailing twelve
         (12) months (including minimum rent, additional rent, common area maintenance ("CAM" payments) escalation and pass through payments) to be received by Borrower and arising from the ownership and operation of the Mortgaged Properties (excluding tenant security deposits), less the sum of all reasonable and customary costs, taxes, expenses and disbursements projected to be paid or due and payable during such trailing twelve (12) months in connection with the leasing, management, operation, maintenance and repair of the Mortgaged Properties and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith, but excluding (i) non-cash expenses, such as depreciation and amortized costs, (ii) state and federal income taxes, (iii) the non-current portion of capital expenditures, (iv) any expenses to be paid directly by tenants to third parties, and (v) debt service payments on all indebtedness of Borrower with respect to the Mortgaged Property; all determined in accordance with GAAP, as measured on the first day of each calendar quarter.

         "Mortgaged Property Sale Agreement" shall mean with respect to a Mortgaged Property, an agreement between the Borrower and a buyer not affiliated with the Borrower or the Guarantor which is approved by the Bank in a form reasonably acceptable to the Bank, pursuant to which agreement the Borrower agrees to sell, and such buyer agrees to purchase, a Mortgaged Property. Such sale agreement shall require the buyer thereunder to deposit a Deposit with the Borrower or a Title Company or other escrow agent. Such term shall also include the exercise of a right of first refusal or purchase option in a lease of a Mortgaged Property held by a Major Tenant.

         "Mortgaged Property Site" shall mean the real estate portion of a Mortgaged Property.

         "Net Sales Price" shall mean with respect to a Mortgaged Property, an amount equal to One Hundred Percent (100%) of the gross sales price of such Mortgaged Property, less closing costs payable by the Borrower in respect of the sale of such Mortgaged Property, provided such closing costs are in a reasonable amount and are of a type customarily paid by a Seller in the area in which such Mortgaged Property is located. Such closing costs shall include without limitation, pro rations for property taxes, costs of survey and title insurance and the cost of any brokerage commissions or fees payable in respect of such sale; provided, however, that a brokerage fee or commission payable to an affiliate of the Borrower or the Guarantor shall not be permitted as a closing cost in calculating the Net Sales Price of such Mortgaged Property.

         "Non-Monetary Event of Default" shall mean any Event of Default, other than a Monetary Event of Default.

         "Note" shall mean that certain Credit Note in the original principal amount of Twenty-Five Million Dollars ($25,000,000) executed and delivered by Borrower to Bank of even date herewith, as the same may be renewed, extended, supplemented, modified or amended from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to ERISA, or any successor entity.

         "Personal Property" shall mean all tangible personal property owned by the Borrower and now or at any time hereafter located on or at a Mortgaged Property or used in connection therewith or with the improvements forming a part of such Mortgaged Property.

         "Plan" shall mean an Employee Benefit Plan which is covered by Title 4 of ERISA or subject to the minimum lending standards under Section 412 of the Internal Revenue Service as to which the Borrower may have any liability.

         "Plans and Specifications" shall mean the plans and specifications for the construction of the Improvements forming part of an applicable Mortgaged Property prepared by the architect therefor approved by Borrower.

         "Prime Advance" shall mean any Advance which is determined with reference to the Prime Rate.

         "Prime Interest Rate" shall mean a rate per annum equal to the Prime Rate.

         "Prime Rate" shall mean the interest rate per annum announced from time to time by the Bank as its prime rate. Each interest rate determined by reference to the Prime Rate shall change automatically from time to time, effective as of the effective date of each change in the Prime Rate. The Bank's Prime Rate is not necessarily the rate at which the Bank lends its funds. The Prime Rate is only an index rate from which interest rates actually charged to the Bank's customers may be measured. The use of the Prime Rate does not constitute a commitment by the Bank to lend money at a preferred rate.

         "Prohibited Transaction" shall have the meaning ascribed thereto by ERISA.

         "Project" shall mean the real estate and all improvements thereon which will be owned by the Borrower and leased to Tenants under a Lease, together with any incidental real estate which is contiguous to the leased real estate and improvements and which the Borrower is or was required to purchase as part of the acquisition of the leased real estate and improvements.

         "Project Agreement" shall mean a Project Agreement in the form of
         Exhibit I attached hereto, with blanks completed appropriately, to be entered into by the Bank and the Borrower, pursuant to which the Bank approves a Mortgaged Property.

         "Project Purchase Agreement" shall mean an agreement between Borrower and a seller pursuant to which Borrower agrees to purchase a Project.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

         "Reportable Event" shall have the meaning ascribed thereto by ERISA.

         "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member of the Federal Reserve System in Cleveland, Ohio, in respect of "Eurocurrency Liabilities." The Adjusted LIBOR Interest Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage;

         "Solid Wastes" shall have the meaning assigned thereto in 40 C.F.R.
         Section 261.2.

         "Storage Containers" shall mean existing and future containers for Hazardous Materials and above ground and underground storage tank systems (including underground piping, conduits or sumps).

         "Subordination, Non-Disturbance and Attornment Agreement" shall mean a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit J attached hereto, with blanks completed appropriately, entered into by the Bank, the Borrower and a Major Tenant with respect to a Mortgaged Property, subject to such changes as may be required to comply with the requirements of the law of the state in which the Mortgaged Property is located and such other revisions as may be reasonably acceptable to Bank, as the same may be supplemented, modified or amended from time to time.

         "Tangible Net Worth" shall mean the sum of capital surplus, earned surplus and capital stock, minus deferred charges, intangibles and treasury stock, all as determined in accordance with GAAP consistently applied.

         "Tenant" shall mean any tenant of a Mortgaged Property.

         "Title Company" shall mean with respect to a Mortgaged Property, any other title insurer designated by the Borrower and approved by the Bank which agrees to insure the priority of the lien of the Mortgage on such Mortgaged Property.

         "Title Policy" shall mean with respect to a Mortgaged Property, the policy of title insurance issued by a Title Company to the Bank insuring the priority of the lien of the Mortgage on such Mortgaged Property.

         "Wetlands" shall mean any wetlands area or other area which is subject to the regulatory jurisdiction of the United States Environmental Protection Agency and/or Army Corps of Engineers and/or any other Governmental Authority, under any Governmental Requirement, including, without limitation, the Clean Water Act, 33 U.S.C. Section 1251, et. seq.

       Unless the context clearly otherwise requires, the foregoing definitions shall be equally applicable to both the singular and plural forms.

                                   ARTICLE II
                                    THE LOAN

                  2.01.    LOAN.

Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Bank agrees to make the Loan to the Borrower. Unless otherwise extended by Bank, the Bank's commitment to make Advances shall expire on the Maturity Date. The proceeds of the Loan will be used solely for the acquisition by the Borrower of Projects and for working capital purposes as described herein. The proceeds of the Loan will be advanced to the Borrower in accordance with and subject to the requirements and limitations set forth herein. Advances of the Loan will be made to Borrower for working capital purposes provided such Advances shall not exceed Five Million Dollars ($5,000,000) at any one time. If prior to the Maturity Date, the Borrower repays any Advance(s), or any portion thereof, Loan proceeds in an amount equal to the amount of the repayment will again be made available to the Borrower for Advances, subject to the terms and conditions hereof.

                  2.02.    MORTGAGED PROPERTY APPROVAL.

   With respect to a proposed Mortgaged Property, the Bank shall have received and approved those materials identified in Exhibit K attached hereto. In connection with the approval of a Mortgaged Property, the Bank may impose requirements regarding disbursement of such Advance in addition to those set forth herein. Such additional requirements will be set forth in the Project Agreement to be executed by the Bank and the Borrower in respect of such Mortgaged Property, which Project Agreement, when executed, shall be deemed to be a modification and amendment of this Agreement.

                  2.03.    NOTE.

   The Loan and all Advances thereunder shall be evidenced by the Borrower's receipts and the Note.

                  2.04.    RATE OF INTEREST.

   During the term of the Loan, the unpaid principal amount thereof shall, subject to the terms and conditions hereinafter set forth, bear interest on a basis selected by the Borrower from the following interest rate selections: (a) the Adjusted LIBOR Interest Rate; and (b) the Prime Interest Rate.

   Each Advance shall be made as either a Prime Advance or a LIBOR Advance, as selected by the Borrower. The Borrower may have Prime Advances and LIBOR Advances outstanding simultaneously; provided, however, the Borrower may not have more than five (5) LIBOR Advances in existence at any time and each LIBOR Advance must be in an amount which is greater than or equal to $1,000,000. The Borrower may convert any Prime Advances aggregating at least $1,000,000 in principal amount into a LIBOR Advance on the first day of a calendar month. At the end of the LIBOR Interest Period applicable to a LIBOR Advance, the Borrower may renew the LIBOR Advance or may convert the LIBOR Advance to a Prime Advance. If the Borrower fails to renew any LIBOR Advance or if the Borrower shall receive any new Advance without designating whether such Advance is a LIBOR Advance or a Prime Advance, such Advance shall automatically be deemed to be a Prime Advance. At any time that the Borrower desires a LIBOR Advance or intends to renew a LIBOR Advance or convert a Prime Advance into a LIBOR Advance, the Borrower must notify the Bank by a Notice of Pricing Election in the form attached to the Note at least three (3) London Banking Days prior to the day on which the Borrower desires such Advance, renewal or conversion to be effective. The Borrower shall have no right to designate a new Advance as, or convert an existing Prime Rate Advance to, a LIBOR Advance if an Event of Default is then continuing. The Borrower shall have no right to select a LIBOR Interest Period for a LIBOR Advance if such LIBOR Interest Period would extend beyond the Maturity Date.

         While and so long as no Event of Default is continuing, interest shall accrue at the applicable Interest Rates upon the daily principal balance of the Loan, based on a three hundred sixty (360) day year, for the actual number of days elapsed since the date to which interest has been paid. While and so long as an Event of Default is continuing, interest shall accrue at the applicable Default Rates upon the daily principal balance of the Loan, based on a three hundred sixty (360) day year, for the actual number of days elapsed since the date to which interest has been paid.

         If the Bank shall determine, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital (or on the capital of the Bank's holding company) as a consequence of the Loan to a level below that the Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within fifteen (15) days after demand by the Bank, the Borrower shall either (a) pay to the Bank such additional amount or amounts as will compensate the Bank (or its holding company) for such reduction, or (b) convert all LIBOR Advances to a Prime Advance. If the Borrower elects the option provided in the foregoing subparagraph (b), the Borrower shall not be subject to the requirement hereunder that the Borrower reimburse the Bank for any loss, cost or expense incurred by the Bank as a result of the Borrower paying a LIBOR Advance prior to the end of the applicable LIBOR Interest Period, provided, however, thereafter the Borrower may not elect for any Advances to be LIBOR Advances. The Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to the Bank regardless of any possible contention of the invalidity of the law, regulation or other condition which shall have been imposed.

                  2.05.    PRINCIPAL PAYMENT OF ADVANCES.

If not sooner paid, all Advances shall be due and payable on the Maturity Date.

                  2.06.    INTEREST PAYMENTS.

   The Borrower shall pay interest at the applicable Interest Rates on the outstanding principal balance of the Loan on the first (1st) day of each calendar month while proceeds of the Loan remain outstanding, commencing on the first (1st) day of the first (1st) calendar month following the first Advance.

                  2.07.    PRINCIPAL PAYMENTS.

   Upon the sale of a Mortgaged Property, the Borrower shall pay to the Bank an amount equal to the Mortgage Release Price payable in respect thereof, and such Mortgage Release Price payment when received by the Bank, shall be applied in reduction of the principal balance of the Loan. Notwithstanding the foregoing provisions, during the continuance of an Event of Default, any Mortgage Release Price payment received by the Bank may be applied, in the discretion of the Bank, in reduction of any accrued and unpaid interest on the Loan or any outstanding Advance made pursuant to Section 5.01(c) hereof, so long as the Bank provides to Borrower all documents necessary to release the Mortgaged Property being sold.

         At the request of the Bank, the Borrower will furnish to the Bank copies of any closing statement, purchase agreement and similar documents relating to the sale of a Mortgaged Property prior to the release by the Bank of its security with respect to such Mortgaged Property.

         During the term of the Loan, upon the Bank's receipt of the Mortgage Release Price with respect to a Mortgaged Property, the Bank will release the applicable Mortgaged Property and all other security of the Bank encumbering such Mortgaged Property.

                  2.08.    LOAN PREPAYMENTS.

   The Borrower may prepay the principal amount of any Prime Advance in whole or in part from time to time without any prepayment penalty. The Borrower may not prepay any LIBOR Advance before the expiration of the LIBOR Interest Period applicable to such LIBOR Advance, except upon the payment of the amount provided for below.

         If any LIBOR Advance becomes due and payable or is prepaid prior to the last day of the applicable LIBOR Interest Period (including any prepayment resulting from the acceleration of the Loan by the Bank as a consequence of an Event of Default), the Borrower also promises to reimburse the Bank on demand for any resulting loss, cost, or expense incurred by the Bank as a result thereof including, without limitation, any loss incurred in obtaining, liquidating, or employing deposits from third parties, but excluding the Bank's loss of margin for the period after any such payment. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to the Bank of making, funding, maintaining, or allocating capital to LIBOR Advances, then from time to time, within fifteen (15) days after demand by the Bank, the Borrower shall either (a) pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost; or
(b) convert all LIBOR Advances to a Prime Advance. If the Borrower elects the option provided in the foregoing subparagraph (b), the Borrower shall not be subject to the requirement hereunder that the Borrower reimburse the Bank for any loss, cost or expense incurred by the Bank as a result of the Borrower paying a LIBOR Advance prior to the end of the applicable LIBOR Interest Period; provided, however, thereafter the Borrower may not elect for any Advances to be LIBOR Advances. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for the Bank to make, fund, or maintain any LIBOR Advance, then the Bank's obligation to make, fund, or maintain any LIBOR Advance shall terminate.

                  2.09.    LATE FEE.

   If any sum of principal or interest in respect of the Loan is not paid within five (5) days after the date when due, then, in addition to and not in lieu of any other rights or remedies available to the Bank, the Borrower shall pay to the Bank, on demand, a late fee in an amount equal to the greater of five percent (5%) of such sum or Twenty-Five Dollars ($25.00), but not to exceed Two Thousand Dollars ($2,000.00). In no event, however, shall a late fee be payable under this Section 2.09 in respect of an Advance and the interest therein if the Borrower fails to pay such

Advance and interest on the Advance Maturity Date therefor or on the date on which such Advance and interest are payable as a result of the acceleration of the Loan pursuant to the terms of this Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that as of the Closing
Date:

                  3.01.    ORGANIZATION AND QUALIFICATION.

   The Borrower is a duly formed and validly existing limited partnership under the laws of the Virginia. The Guarantor is a duly formed and validly existing real estate investment trust under the laws of the State of Maryland.

                  3.02.    RIGHT AND POWER; CORPORATE AUTHORITY.

   The Borrower has full right, power and authority to execute and deliver this Agreement and the Note and to perform its obligation thereunder. The Borrower has taken the necessary corporate action to authorize the execution and delivery of the Agreement and the Note and the borrowings thereunder.

                  3.03.    CONFLICT WITH OTHER INSTRUMENTS.

   The execution and delivery of this Agreement and the Note, the consummation of the transactions contemplated thereby, and the compliance with the terms, conditions and provisions thereof will not conflict with or result in a breach of any of the terms, conditions or provisions of the articles or certificate of incorporation or by-laws of the Borrower, or, to the Borrower's actual knowledge, any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or any agreement or instrument to which the Borrower is a party or by which the Borrower or its properties or assets are subject to or bound, or constitute a default thereunder or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the property of the Borrower pursuant to the terms of any such agreement or instrument, except as created by the Loan Documents.

                  3.04.    AUTHORITY, VALIDITY AND BINDING EFFECT.

   The execution and delivery of this Agreement and the Note, and the making of the borrowings contemplated by the provisions hereof and thereof, have been duly authorized by all necessary action on the part of the Borrower, and no authorization, approval or consent by, or filing with, any Governmental Authority or public regulatory authority is necessary therefor except for disclosures as required with the Securities and Exchange Commission. This Agreement and the Note have been duly and validly executed and delivered by the Borrower and constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally and by principles of equity.

                  3.05.    FINANCIAL CONDITION.

   The financial statements of the Borrower and the Guarantor furnished to the Bank are complete and correct in all material respects. Such financial statements were prepared in accordance with

GAAP consistently applied. The financial statements of the Borrower and the Guarantor fairly present their respective financial condition at the respective dates indicated therein. Since the dates of such financial statements, there has been no material adverse change in the assets, liabilities or financial condition of the Borrower and the Guarantor from that reflected thereon.

                  3.06.    LITIGATION.

   There are no actions, suits or proceedings pending or, to the Borrower's actual knowledge, threatened, against or affecting the Borrower or the Guarantor before any court or Governmental Authority which might have a Material Adverse Effect on the Borrower or the Guarantor or their operations or financial condition.

                  3.07.    ERISA.

   The Borrower and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, and neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC. Neither a Reportable Event nor a Prohibited Transaction, has occurred under, nor has there occurred any complete or partial withdrawal from, nor has there occurred any other event which would constitute grounds for termination of or the appointment of a trustee to administer any "employee benefit plan" (including any "multi-employer plan") maintained for employees of Borrower or any ERISA Affiliate, all within the meanings ascribed by ERISA.

                  3.08.    REGULATION U.

   The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation
U) and the Borrower does not hold any margin stock (as defined in Regulation U).

                  3.09.    INVESTMENT COMPANY ACT.

   Neither the Borrower nor the Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  3.10.    PUBLIC UTILITY HOLDING COMPANY.

   Neither the Borrower nor the Guarantor is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  3.11.    INSOLVENCY.

   Neither the Borrower nor the Guarantor is "insolvent" within the meaning of that term as defined in the Federal Bankruptcy Code and the Borrower and the Guarantor are each able to pay their debts as they mature.

                  3.12.    ORGANIZATION AND QUALIFICATION.

   To the extent required by Governmental Requirement, the Borrower is duly qualified to conduct business in the state in which the Mortgaged Property is located.

                  3.13.    RIGHT AND POWER; CORPORATE AUTHORITY.

   The Borrower has full right, power and authority to execute and deliver the Loan Documents contemplated by the provisions hereof for such Advance and to perform its obligation thereunder. The Borrower has taken the necessary corporate action to authorize the execution and deliver of such Loan Documents.

                  3.14.    CONFLICT WITH OTHER INSTRUMENTS.

   The execution and delivery of the Loan Documents contemplated by the provisions hereof for such Advance, the consummation of the transactions contemplated thereby, and the compliance with the terms, conditions and provisions thereof will not conflict with or result in a breach of any of the terms, conditions or provisions of the articles or certificate of incorporation or by-laws of the Borrower, or, to the Borrower's actual knowledge, any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or any agreement or instrument to which the Borrower is a party or by which the Borrower or its properties or assets are subject to or bound, or constitute a default thereunder or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon the Mortgaged Properties or any other property of the Borrower pursuant to the terms of any such agreement or instrument, except as created by the Loan Documents.

         The execution and delivery of the Guaranty, the Guarantor's guarantee contemplated thereby, and the compliance with the terms, conditions and provisions thereof will not conflict with or result in a breach of any of the terms, conditions or provisions of the trust agreement of the Guarantor, or, to the Guarantor's actual knowledge, any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority or any agreement or instrument to which the Guarantor is a party or by which the Guarantor or its properties or assets are subject to or bound.

                  3.15.    AUTHORITY, VALIDITY AND BINDING EFFECT.

   The execution and delivery of the Loan Documents contemplated by the provisions hereof for such Advance, have been duly authorized by all necessary action on the part of the Borrower, and no authorization, approval or consent by, or filing with, any Governmental Authority or public regulatory authority is necessary therefor. Such Loan Documents have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights generally and by principles of equity.

                  3.16.    LITIGATION.

   There are no actions, suits or proceedings pending or, to the Borrower's actual knowledge, threatened, against or affecting the Mortgaged Properties before any court or Governmental Authority which might have a Material Adverse Effect on the Borrower or a Mortgaged Property.

                  3.17.    COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS.

   To Borrower's knowledge, the intended use of the Mortgaged Properties complies in all material respects with all applicable Governmental Requirements, as the same may be modified by any applicable variances and exceptions, and all material provisions of any applicable restrictive covenants, and the Borrower has obtained all material required permits with respect to the operation and use of such Mortgaged Properties.

                  3.18.    UTILITY SERVICES.

   To Borrower's knowledge, all utility services necessary for the use and operation of the Mortgaged Property contemplated by the Lease for such Mortgaged Property are available at the boundaries of the Mortgaged Property and are located within a public right of way adjacent to the Mortgaged Property or within an easement benefiting the Mortgaged Property, which easement is contiguous to the Mortgaged Property and a public right of way, and, to the actual knowledge of Borrower, such utilities have sufficient capacity to serve such Mortgaged Property.

                  3.19.    HAZARDOUS MATERIALS; STORAGE CONTAINERS; WETLANDS.

   The Borrower has not used Hazardous Materials on, from or affecting the Mortgaged Property in any manner which violates any Governmental Requirements or Hazardous Materials Laws, and, to the best of the Borrower's knowledge, except as disclosed in any written reports and data provided to the Bank, no prior owner of such Mortgaged Property or prior occupant thereof, has used Hazardous Materials on, from or affecting the Mortgaged Property in any manner which violates any Governmental Requirements or Hazardous Materials Laws. The Borrower further represents to the Bank that, except as disclosed in any written reports and data provided to the Bank, the Borrower has not received any notice of any violations of Governmental Requirements or Hazardous Materials Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials at such Mortgaged Property and, to the best of the Borrower's knowledge, there have been no actions commenced or threatened by any party for non-compliance with any such laws or regulations at such Mortgaged Property. The Borrower further represents that, except as disclosed in any written reports and data provided to the Bank, no Storage Containers are located on or under such Mortgaged Property, except in compliance with all applicable Hazardous Materials Laws, and such Mortgaged Property does not contain any Wetlands.

                  3.20.    COVENANTS AND RESTRICTIONS.

   Except as disclosed in writing to Bank, there are no covenants, conditions or restrictions of record or of which the Borrower has knowledge that prohibit the Mortgaged Property from being used and operated as contemplated by the Lease for such Mortgaged Property.

                  3.21.    FLOOD HAZARD.

   Except as may be disclosed in any survey or flood hazard certificate provided to the Bank, no part of the Improvements forming a part of the Mortgaged Property are located in or on an "area having special flood hazards" ("SFHA"), as that term is defined in the Flood Disaster Protection Act of 1973, as amended by the 1994 National Flood Insurance Reform Act, and as otherwise amended. If such Improvements (or any portion thereof) are located in an SFHA, the building floor elevations of such Improvements are located at the height prescribed (if any) by Governmental Requirements above the designated flood plain elevation for the SFHA, as determined by FEMA. For purposes of this Paragraph 3.21, the defined term Improvements shall include only walled and roofed buildings.

         The representations and warranties contained above and in the other Loan Documents shall be true on and as of the date of each Advance with the same effect as though such representations and warranties had been made on and as of each such date.

                                   ARTICLE IV
                              CONDITIONS OF LENDING

         The Borrower agrees that the obligation of the Bank to make an Advance is subject to the accuracy in all material respects, as of the date hereof and the date of such Advance of the representations and warranties contained herein and under the other Loan Document, to performance by the Borrower of its agreements to be performed hereunder and under the other Loan Document on or before the date of such Advance, and to the satisfaction of the following further conditions:

                  4.01.    INITIAL ADVANCE.

Prior to the initial Advance by the Bank:

                  a. ORGANIZATIONAL DOCUMENTS. THERE SHALL HAVE BEEN FURNISHED TO THE BANK BY THE BORROWER:

                           i. A copy of the certificate of limited partnership of the Borrower, together with any and all amendments thereto, filed with the appropriate Governmental Authorities of the State of Virginia;

                           ii. A copy of the limited partnership agreement of the Borrower, together with any and all amendments thereto certified by the Guarantor;

                           iii. An original or a copy of a Certificate of Existence for the Borrower issued by the appropriate Governmental Authorities of the State of Virginia bearing a recent date;

                           iv. A copy of the resolutions of the Board of Directors of the Borrower authorizing the Loan and the execution of this Agreement and the Borrower Note certified by the Guarantor;

                           v. A copy of the articles of organization of Brierbrook, together with any and all amendments thereto, filed with the appropriate Governmental Authorities of the State of Tennessee;

                           vi. A copy of the operating agreement of Brierbrook, together with any and all amendments thereto, certified by the Borrower;

                           vii. An original or copy of a Certificate of Existence for Brierbrook issued by the appropriate Governmental Authorities for the State of Tennessee;

                           viii. A copy of the resolutions authorizing the Loan and the execution of this Agreement certified by the Borrower.

                           ix. A copy of the trust agreement for the Guarantor, together with any and all amendments thereto, certified by the Secretary thereof;

                           x. A copy of the resolutions of the Guarantor authorizing the Guaranty, certified by the Secretary of Guarantor; and

                           xi. An original or a copy of a Certificate of Existence for the Guarantor issued by the appropriate Governmental Authorities of the State of Maryland.

                  b. BORROWER'S COUNSEL OPINION. THE BORROWER SHALL FURNISH TO THE BANK AN OPINION OF COUNSEL FOR THE BORROWER AND THE GUARANTOR IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO BANK.

                  c. NOTE. THE BORROWER SHALL HAVE EXECUTED AND DELIVERED TO THE BANK THE NOTE WITH BLANKS APPROPRIATELY COMPLETED.

                  d. COMMITMENT FEE. THE BORROWER SHALL HAVE PAID TO THE BANK THE COMMITMENT FEE. THE COMMITMENT FEE SHALL BE PAID ON THE CLOSING DATE.

                  4.02.    MORTGAGED PROPERTIES.

         With respect to each of the Mortgaged Properties, the Borrower shall have satisfied each of the following conditions:

                  a. ORGANIZATIONAL DOCUMENTS. THERE SHALL HAVE BEEN FURNISHED TO THE BANK BY THE BORROWER:

                           i. A certificate of the Borrower, certifying that no amendments or modifications have been made to the articles of incorporation or by-laws of the Borrower furnished to the Bank pursuant to Section 4.01(a) hereof, other than such amendments or modifications as have been furnished to the Bank pursuant to Section 6.14 hereof.

                           ii. An original or copy of a Certificate of Existence for the Borrower issued by the Secretary of State of Virginia or Tennessee, as applicable, Delaware bearing a recent date;

                           iii. To the extent required by Governmental Requirement, an original or copy of a Certificate of Authority for the Borrower as a foreign corporation doing business in the state in which the Mortgaged Property is located;

                           iv. A copy of the resolutions authorizing the Advance and the execution of the Loan Documents contemplated by the provisions hereof for such Advance;

                           v. A certificate of the Guarantor certifying that no amendments or modifications have been made to the trust agreement of the Guarantor furnished to the Bank pursuant to Section 4.01(ix) hereof;

                           vi. An original or copy of a Certificate of Existence for the Guarantor issued by the Secretary of State of Maryland bearing a recent date; and

                           vii. A copy of the resolutions of the Guarantor authorizing such Advance or for all Advances made pursuant to this Agreement.

                  b. BORROWER'S COUNSEL OPINION. THE BORROWER SHALL FURNISH TO THE BANK THE OPINIONS OF COUNSEL FOR THE BORROWER AND THE GUARANTOR IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO BANK.

                  c. PROJECT AGREEMENT. THE BANK AND THE BORROWER SHALL HAVE ENTERED INTO A SATISFACTORY PROJECT AGREEMENT WITH RESPECT TO THE MORTGAGED PROPERTY.

                  d. SECURITY DOCUMENTS. THERE SHALL HAVE BEEN EXECUTED AND DELIVERED TO THE BANK THE FOLLOWING SECURITY DOCUMENTS WITH RESPECT TO SUCH MORTGAGED PROPERTY:

                           i. a Mortgage which shall constitute a first mortgage or deed of trust lien, as applicable, on the Borrower's fee simple interest in such Mortgaged Property or the Assignment of a ground lease in form and substance acceptable to the Bank;

                           ii. an Assignment of Rents and Leases pursuant to which the Borrower shall have collaterally assigned to the Bank all the right, title and interest of the Borrower as landlord in and to all existing and future leases of space in such Mortgaged Property, including, without limitation, the Lease for such Mortgaged Property, and all rentals and other monies due and to become due under said leases;

                           iii. an Assignment pursuant to which the Borrower shall have collaterally assigned to the Bank all the right, title and interest of the Borrower in and to the material permits, licenses, warranties and other agreements in respect of such Mortgaged Property;

                           iv. If the Borrower has then entered into a Project Purchase Agreement for such Mortgaged Property, a Collateral Assignment of Project Purchase Agreement pursuant to which the Borrower shall have collaterally assigned to the Bank all the right, title and interest of the Borrower in, to and under such Project Purchase Agreement and the Deposit made thereunder; and

         Each of the above-described collateral documents shall be properly completed and reflect only such further changes as may be necessary to comply with the requirements of the jurisdiction in which such Mortgaged Property is located.

                  e. BORROWER'S AFFIDAVIT. THE BORROWER SHALL HAVE FURNISHED TO THE BANK AN EXECUTED BORROWER'S AFFIDAVIT WITH RESPECT TO SUCH MORTGAGED PROPERTY.

                  f. ENVIRONMENTAL INDEMNITY. THE BORROWER AND THE GUARANTOR SHALL HAVE FURNISHED TO THE BANK AN EXECUTED ENVIRONMENTAL INDEMNITY AGREEMENT WITH RESPECT TO SUCH MORTGAGED PROPERTY.

                  g. TITLE POLICY. A TITLE COMPANY SHALL HAVE ISSUED AND DELIVERED TO THE BANK A POLICY OF TITLE INSURANCE ACCEPTABLE TO THE BANK INSURING THE PRIORITY OF THE LIEN OF THE MORTGAGE ENCUMBERING SUCH MORTGAGED PROPERTY IN THE AMOUNT OF NOT LESS THAN SIXTY-FIVE PERCENT (65%) OF THE APPRAISED VALUE OF THE MORTGAGED PROPERTY. THE TITLE POLICY SHALL HAVE AN EFFECTIVE DATE OF NO EARLIER THAN THE DATE OF SUCH ADVANCE, SHALL PROVIDE EXTENDED COVERAGE (i.e., ALL PREPRINTED OR STANDARD EXCEPTIONS SHALL BE DELETED), A 3.1 ZONING ENDORSEMENT (IF SUCH ENDORSEMENT IS SELECTED BY THE BORROWER PURSUANT TO SECTION 4.01(j)(i) HEREOF TO EVIDENCE PROPER ZONING OF THE MORTGAGED PROPERTY), AN ACCESS ENDORSEMENT, A COMPREHENSIVE ENDORSEMENT, A SUBDIVISION ENDORSEMENT (WHERE NECESSARY), A LAST DOLLAR ENDORSEMENT, A CONTIGUITY ENDORSEMENT (IF NEEDED), A REVOLVING CREDIT ENDORSEMENT AND AFFIRMATIVE COVERAGE WITH RESPECT TO FILED OR UNFILED MECHANIC'S LIEN (WHERE AVAILABLE AT REASONABLE COST) AND SHALL BE SUBJECT ONLY TO SUCH EXCEPTIONS AS MAY BE REASONABLY APPROVED BY THE BANK.

                  h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

                  i. APPROVALS AND PERMITS. THE BORROWER SHALL SUBMIT TO THE BANK EVIDENCE REASONABLY SATISFACTORY TO THE BANK TO THE EFFECT
         THAT:

                           i. The Mortgaged Property is presently zoned to permit its use and operation as contemplated by the Lease for such Mortgaged Property, which evidence may be a 3.1 zoning endorsement issued by the Title Company or a satisfactory opinion of counsel admitted to practice in the state in which such Mortgaged Property is located or a zoning confirmation letter of the Governmental Authority having zoning jurisdiction over such Mortgaged Property;

                           ii. The Borrower has obtained such access easements and utility easements, if any, as may be reasonably necessary for the contemplated use of such Mortgaged Property and such easements are insured under the Title Policy;

                           iii. All required permits, licenses and approvals for the use and operation of such Mortgaged Property (including a permanent occupancy permit or a certificate of occupancy, if issued by the jurisdiction in which such Mortgaged Property is located) have been obtained from the applicable Governmental Authorities; and

                           iv. All utility services necessary for the operation of such Mortgaged Property are available at the boundaries of the Mortgaged Property and are located within a public right of way adjacent to the Mortgaged Property or within an easement benefiting the Mortgaged Property, which easement is contiguous to the Mortgaged Property and a public right of way, and all such utilities have the capacity necessary to provide service to such Mortgaged Property.

                  j. INSURANCE. THE BORROWER SHALL HAVE FURNISHED TO THE BANK THE INSURANCE REQUIRED BY THE MORTGAGE ENCUMBERING SUCH MORTGAGED PROPERTY, TOGETHER WITH EVIDENCE OF PAYMENT IN FULL OF THE PREMIUMS THEREON.

                  k. PLANS AND SPECIFICATIONS. TO THE EXTENT THE SAME ARE IN THE BORROWER'S OR ITS AGENT'S POSSESSION, THE BORROWER SHALL HAVE FURNISHED TO THE BANK FOR ITS REVIEW AND REASONABLE APPROVAL THE PLANS AND SPECIFICATIONS FOR SUCH MORTGAGED PROPERTY.

                  l. APPRAISAL. THE BANK SHALL HAVE RECEIVED A WRITTEN APPRAISAL IN A FORM ACCEPTABLE TO BANK. THE APPRAISER PROVIDING A MORTGAGED PROPERTY APPRAISAL WILL BE SELECTED AND DIRECTLY ENGAGED BY THE BANK. THE COST OF A MORTGAGED PROPERTY APPRAISAL WILL BE CHARGED TO THE BORROWER AND PAID BY THE BORROWER UPON THE BORROWER'S RECEIPT OF AN INVOICE THEREFOR. EACH MORTGAGED PROPERTY APPRAISAL SHALL BE PREPARED IN ACCORDANCE WITH THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE APPLICABLE TO FEDERALLY RELATED TRANSACTIONS AS SET OUT IN APPENDIX A TO THE REAL ESTATE APPRAISAL REGULATIONS ADOPTED BY THE OFFICE OF THE COMPTROLLER OF THE CURRENCY PURSUANT TO THE FINANCIAL INSTITUTIONS REFORM, RECOVERY AND ENFORCEMENT ACT OF 1989 (SUB-PART C OF 12 C.F.R. 34) AND SHALL BE PREPARED IN RESPONSE TO AN ENGAGEMENT LETTER TO BE ISSUED BY THE BANK. PRIOR TO THE INITIAL ADVANCE HEREUNDER THE BANK AND THE BORROWER SHALL AGREE UPON A LIST OF APPRAISERS FROM WHICH THE BANK SHALL SELECT APPRAISERS TO PROVIDE THE APPRAISALS REQUIRED HEREUNDER.

                  m. INSPECTING ARCHITECT'S REPORT. IF REQUESTED BY THE BANK, THE BANK SHALL HAVE RECEIVED A SATISFACTORY REPORT OF AN INSPECTING ARCHITECT FOR SUCH MORTGAGED PROPERTY.

                  n. ENVIRONMENTAL REPORT. THE BORROWER SHALL HAVE FURNISHED TO THE BANK A COPY OF AN ENVIRONMENTAL REPORT BY AN ENVIRONMENTAL CONSULTING COMPANY REASONABLY ACCEPTABLE TO THE BANK (THE "ENVIRONMENTAL REPORT") SHOWING THAT THE ENVIRONMENTAL CONDITION OF SUCH MORTGAGED PROPERTY IS REASONABLY ACCEPTABLE TO THE BANK. THE ENVIRONMENTAL REPORT SHALL BE ADDRESSED TO THE BANK, OR, IN THE ALTERNATIVE, THE BORROWER SHALL PROVIDE TO THE BANK A LETTER OF THE CONSULTING COMPANY THAT PREPARED THE ENVIRONMENTAL REPORT PURSUANT TO WHICH SUCH CONSULTING COMPANY AUTHORIZES THE BANK TO RELY ON THE ENVIRONMENTAL REPORT.

                  o. MASTER LEASE. IN THE EVENT A MORTGAGED PROPERTY IS SUBJECT TO MASTER LEASE TO ONE TENANT, THE BORROWER SHALL HAVE FURNISHED TO THE BANK AN EXECUTED LEASE FOR SUCH MORTGAGED PROPERTY WHICH SHALL HAVE A REMAINING TERM (EXCLUDING OPTIONAL EXTENSION OR RENEWAL PERIODS) ACCEPTABLE TO BANK AND SHALL BE IN A FORM AND CONTENT REASONABLY ACCEPTABLE TO THE BANK IN ALL OTHER RESPECTS, INCLUDING RENTAL AMOUNTS PAYABLE THEREUNDER. SUCH LEASE OR A SEPARATE DOCUMENT FROM THE TENANT WHICH IS PARTY THERETO SHALL INCLUDE THE AGREEMENT OF SUCH TENANT TO SUBORDINATE ITS INTEREST THEREUNDER TO ANY FIRST MORTGAGE OR DEED OF TRUST ON SUCH MORTGAGED PROPERTY UPON THE REQUEST OF THE MORTGAGEE OR THE BENEFICIARY THEREUNDER (A "MORTGAGEE") AND TO ATTORN TO SUCH MORTGAGEE OR ANY PURCHASER OF SUCH MORTGAGED PROPERTY AT A FORECLOSURE SALE OR A SALE MADE UNDER ANY POWER OF SALE OR PURSUANT TO A DEED IN LIEU OF FORECLOSURE, PROVIDED THE BANK AGREES TO REASONABLE NON-DISTURBANCE PROVISIONS IF THE TENANT UNDER SUCH LEASE IS NOT IN DEFAULT BEYOND ANY APPLICABLE CURE PERIOD THEREUNDER.

         The Borrower shall use reasonable efforts to attempt to obtain the following provisions in such Lease or separate document:

                           i. The Tenant party thereto shall agree to give a Mortgagee by registered or certified mail, a copy of any notice of default served upon the landlord, provided that prior to such notice of default such Tenant has been notified in writing, of the existence of such mortgage or deed of trust and the address of such Mortgagee;

                           ii. A Mortgagee shall have sixty (60) days after its receipt from such Tenant of written notice of a default by the landlord under the such Lease to correct or cure such default; and

                           iii. Such Tenant shall comply with all Hazardous Materials Laws, and shall not store any Hazardous Materials in, on or under such Mortgaged Property, except in accordance with Hazardous Materials Laws.

                  p. SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT. THE BORROWER SHALL HAVE FURNISHED TO THE BANK A SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT FOR SUCH MORTGAGED PROPERTY, EXECUTED BY THE BORROWER, THE BANK AND TENANT MASTER LEASING SUCH MORTGAGED PROPERTY.

                  q. NO EVENT OF DEFAULT. ON THE DATE OF SUCH ADVANCE NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING UNLESS THE ADVANCE IS DESIGNATED BY BORROWER AS NECESSARY TO CURE A DEFAULT WHICH BUT FOR THE ADVANCE WOULD BE CURED BY SUCH ADVANCE.

                  r. DAMAGE. SUCH MORTGAGED PROPERTY SUCH SHALL NOT HAVE BEEN MATERIALLY INJURED OR DAMAGED BY FIRE OR OTHER CASUALTY.

                  s. TENANT ESTOPPEL. THE BORROWER SHALL HAVE FURNISHED TO THE BANK A TENANT ESTOPPEL LETTER IN RESPECT OF SUCH MORTGAGED PROPERTY EXECUTED BY THE TENANT LEASING SUCH MORTGAGED PROPERTY IN A FORM WHICH IS REASONABLY SATISFACTORY TO THE BANK AND SUCH TENANT, STATING THAT THE LEASE IS IN FULL FORCE AND EFFECT, THAT LANDLORD

         IS NOT IN DEFAULT AND THAT TENANT IS NOT AWARE OF ANY AMOUNTS IT COULD SETOFF AGAINST RENT AND INCLUDING SUCH OTHER STATEMENTS AS ARE REASONABLY REQUIRED BY THE BANK.

                  t. PURCHASE AGREEMENT FOR ACQUISITION OF MORTGAGED PROPERTY. THE BORROWER SHALL HAVE FURNISHED TO THE BANK A COPY OF THE EXECUTED PURCHASE AGREEMENT PURSUANT TO WHICH THE BORROWER HAS ACQUIRED OR WILL ACQUIRE SUCH MORTGAGED PROPERTY AND A COPY OF THE CLOSING STATEMENT THEREFOR.

                  u. SFHA. IF THE IMPROVEMENTS (OR ANY PORTION THEREOF) FORMING A PART OF SUCH MORTGAGED PROPERTY (EXCLUDING IMPROVEMENTS THAT ARE NOT WALLED AND ROOFED BUILDINGS) ARE LOCATED IN AN SFHA:

                           i. The Borrower shall have furnished evidence satisfactory to the Bank that the building floor elevations of such Improvements are located at the height (if any) prescribed by Governmental Requirements above the designated flood plain elevation for the SFHA, as determined by FEMA; and

                           ii. The Borrower shall have provided to the Bank either: (A) the flood insurance required by the Mortgage encumbering such Mortgaged Property, together with evidence of payment in full of the premium thereon, or (B) a copy of a Letter of Map Revision ("LOMR") issued by FEMA, removing such Mortgaged Property from the SFHA as determined by FEMA.

         The Borrower shall furnish each of the items required under Section 4.02(g), (h), (i), (n), (o) and (p) at least ten (10) days prior to the making of such Advance.

                  4.03. PROJECT ADVANCES. WITH RESPECT TO ADVANCES OF THE LOAN IN CONNECTION WITH THE ACQUISITION BY BORROWER OF PROJECTS, OTHER THAN A MORTGAGED PROPERTY, BORROWER SHALL FURNISH TO BANK NOT LESS THAN TEN (10) DAYS PRIOR TO SUCH ADVANCE, COPIES OF BORROWER'S INTERNAL ANALYSIS OF SUCH PROJECT TOGETHER WITH THE APPLICABLE PURCHASE AGREEMENT. AS SOON AS PRACTICABLE FOLLOWING THE ACQUISITION OF A PROJECT, BORROWER SHALL DELIVER TO BANK A COPY OF ITS OWNER'S TITLE INSURANCE POLICY WITH RESPECT TO SUCH PROJECT.

                  4.04. WORKING CAPITAL ADVANCES. WITH RESPECT TO ADVANCE OF THE LOAN FOR BORROWER'S WORKING CAPITAL PURPOSE, SUCH ADVANCES WILL BE MADE BY BANK TO BORROWER UPON APPLICATION BY BORROWER WHICH APPLICATION SHALL STATE THE INTENDED USE OF SUCH ADVANCES.

                  4.05.    PROCEEDINGS AND DOCUMENTS.

   All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to counsel for the Bank, and the Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance, as to certification and otherwise, reasonably satisfactory to such counsel, as the Bank or its counsel may request.

                                    ARTICLE V
                                  DISBURSEMENTS

                  5.01.    ADVANCES.

   Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Bank agrees to make Advances to the Borrower in accordance with, and subject to the following requirements and limitations:

                  a. REQUESTS FOR LOAN ADVANCES. NOT LESS THAN FIVE (5) BUSINESS DAYS PRIOR TO THE MAKING OF AN ADVANCE, THE BORROWER SHALL SUBMIT TO THE BANK A REQUEST FOR ADVANCE IN SUCH FORM AS THE BANK MAY REQUIRE SETTING FORTH THE TOTAL AMOUNT OF THE ADVANCE WHICH IS REQUESTED. EACH REQUEST FOR ADVANCE AND EACH RECEIPT OF THE ADVANCE REQUESTED THEREBY SHALL CONSTITUTE A CERTIFICATION BY THE BORROWER THAT THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III HEREOF ARE TRUE AND CORRECT ON THE DATE OF SUCH REQUEST FOR ADVANCE OR SUCH RECEIPT, AS THE CASE MAY BE.

                  b. BORROWING LIMITATIONS. IN NO EVENT SHALL THE OUTSTANDING PRINCIPAL BALANCE OF THE LOAN EXCEED THE BORROWING BASE.

                  c. ADVANCES TO CURE DEFAULTS; ETC. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 5.01, AND WITHOUT RECEIVING REQUESTS FOR ADVANCES FOR SUCH ADVANCES, THE BANK MAY AT ANY TIME OR FROM TIME TO TIME (i) MAKE ADVANCES TO CURE ANY EVENT OF DEFAULT OR CONDITIONAL DEFAULT, (ii) MAKE ADVANCES TO PAY INTEREST ON THE LOAN,
         (iii) MAKE ADVANCES TO PAY THE REASONABLE FEES AND EXPENSES OF COUNSEL FOR THE BANK; AND (iv) MAKE ADVANCES TO PAY THE REASONABLE FEES AND EXPENSES PAYABLE TO A TITLE COMPANY FOR THE ISSUANCE OF A TITLE POLICY. ANY ADVANCES MADE PURSUANT TO THIS SUBPARAGRAPH (c) SHALL BE EVIDENCED BY THE NOTE, AS FULLY AS IF MADE TO THE BORROWER, AND SHALL BE PAID BY THE BORROWER UPON DEMAND BY THE BANK. THE BANK SHALL PROVIDE WRITTEN NOTICE TO THE BORROWER OF EACH ADVANCE MADE UNDER THIS SUBPARAGRAPH
         (c).

                                   ARTICLE VI
                        BORROWER'S AFFIRMATIVE COVENANTS

         The Borrower covenants that until payment in full of the Loan and performance of all of the Borrower's other obligations under the Loan Documents:

                  6.01.    FINANCIAL STATEMENTS.

   The Borrower will deliver or cause to be delivered to the Bank:

                  a. AS SOON AS PRACTICABLE, BUT IN ANY EVENT WITHIN NINETY (90) DAYS AFTER THE CLOSE OF EACH FISCAL YEAR OF GUARANTOR, AUDITED FINANCIAL STATEMENTS OF BORROWER, PREPARED BY A CERTIFIED PUBLIC ACCOUNTANT ACCEPTABLE TO BANK, INCLUDING A BALANCE SHEET, STATEMENT OF INCOME AND RETAINED EARNINGS AND A STATEMENT OF CASH FLOWS.

                  b. WITHIN TEN (10) DAYS AFTER THE SAME ARE FILED, COPIES OF ALL REPORTS FILED BY GUARANTOR WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  c. FIVE (5) DAYS PRIOR TO EACH ADVANCE, A BORROWING BASE CERTIFICATE.

                  d. AS SOON AS PRACTICABLE, BUT IN ANY EVENT WITHIN THIRTY (30) DAYS AFTER THE END OF EACH FISCAL QUARTER OF THE BORROWER, RENT ROLLS FOR EACH OF THE MORTGAGED PROPERTIES, TOGETHER WITH A COMPLIANCE CERTIFICATE.

                  e. WITHIN NINETY (90) DAYS AFTER THE END OF EACH FISCAL YEAR, PROJECTED INCOME STATEMENTS AND BALANCE SHEETS FOR BORROWER AND GUARANTOR.

                  f. AS SOON AS POSSIBLE, BUT IN ANY EVENT WITHIN TEN (10) DAYS AFTER THE BORROWER BECOMES AWARE THEREOF, A WRITTEN STATEMENT SIGNED BY THE CHIEF EXECUTIVE OFFICER OR THE CHIEF FINANCIAL OFFICER OF THE BORROWER DESCRIBING ANY REPORTABLE EVENT OR PROHIBITED TRANSACTION WHICH HAS OCCURRED WITH RESPECT TO ANY PLAN AND THE ACTION WHICH THE BORROWER PROPOSES TO TAKE WITH RESPECT THERETO; AND

                  g. THE BORROWER WILL WITH REASONABLE PROMPTNESS FURNISH TO THE BANK SUCH ADDITIONAL FINANCIAL AND OTHER INFORMATION RESPECTING THE FINANCIAL CONDITION, BUSINESS OR OPERATIONS OF THE BORROWER AS THE BANK MAY FROM TIME TO TIME REASONABLY REQUEST.

         All such financial statements shall be prepared in accordance with GAAP applied on a basis consistent with prior practice unless otherwise specifically noted thereon. The Borrower will with reasonable promptness furnish to the Bank such additional financial and other information respecting the financial condition, business or operations of the Borrower as the Bank may from time to time reasonably request.

                  6.02.    NOTICES.

   The Borrower will promptly give the Bank written notice of:

                  a. THE OCCURRENCE OR EXISTENCE OF ANY EVENT OF DEFAULT OF WHICH THE BORROWER HAS ACTUAL KNOWLEDGE, TOGETHER WITH A WRITTEN STATEMENT OF THE ACTION BEING TAKEN BY THE BORROWER TO REMEDY SUCH EVENT OF DEFAULT; AND

                  b. ALL LITIGATION OR PROCEEDINGS BEFORE ANY COURT OR GOVERNMENTAL AUTHORITY AFFECTING THE BORROWER OR ITS PROPERTIES THAT THE BORROWER REASONABLY DETERMINES MAY HAVE A MATERIAL ADVERSE EFFECT OR THAT AFFECTS THE USE OR OPERATION OF A PROJECT IN RESPECT OF WHICH AN ADVANCE HAS BEEN MADE AND IS OUTSTANDING.

                  6.03.    ACCESS TO BOOKS AND INSPECTION.

   The Borrower will give any officer or representative of the Bank access to, and permit such representative to examine, copy or make extracts from, any and all books, records and documents in the possession of the Borrower relating to the Projects financed with proceeds of the Loan and to inspect such Projects (provided such inspections shall not interfere with a Tenant's use of a Project), all at such reasonable times and as often as the Bank may reasonably request; provided, however, that the Bank shall have no obligation to make any such inspections nor have any responsibility to the Borrower or any person, firm or corporation for any defects or deficiency which may be or which would have been revealed by any such inspection, whether or not discovered by the Bank.

                  6.04.    GOVERNMENTAL REQUIREMENTS.

   The Borrower will comply with all Governmental Requirements (including ERISA) and all material terms of restrictive covenants applicable to the each Mortgaged Property in respect of which Advances have been made and are outstanding.

                  6.05.    MAINTENANCE.

   The Borrower will maintain each Mortgaged Property in respect of which an Advance has been made and is outstanding in good repair and safe condition at all times and indemnify and defend and hold the Bank harmless from any and all claims relative to the use and occupancy of each Mortgaged Property.

                  6.06.    INSURANCE.

   The Borrower will maintain such insurance on each Mortgaged Property in amounts acceptable to Bank, provided, however, such coverages and amounts are reasonably and commercially available.

                  6.07.    FURTHER ASSURANCES.

   The Borrower will execute, acknowledge when appropriate, and deliver from time to time at the request of the Bank, such instruments and documents as in the reasonable opinion of the Bank are necessary or desirable to perfect the security interests required herein.

                  6.08.    FAILURE TO PERFORM.

   If the Borrower neglects or refuses to pay the costs, premiums, liabilities or other charges incurred in connection with the Loan or otherwise fails to perform its covenants hereunder, the Bank may do so and may add the cost thereof to the Loan as indebtedness evidenced by the Note, and may collect the same from the Borrower upon demand with interest thereon at the highest Default Rate until paid thereunder.

                  6.09.    ENVIRONMENTAL.

   The Borrower covenants and agrees to keep or cause each Mortgaged Property to be kept free of Hazardous Materials in violation of any Governmental Requirement and, without limiting the foregoing, the Borrower shall not cause or permit any such Mortgaged Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable Governmental Requirements, nor shall the Borrower cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower or any tenant, subtenant or occupant, a release of Hazardous Materials in violation of any Governmental Requirement onto any such Mortgaged Property or onto any other property.

         If Hazardous Materials are present at a Mortgaged Property in violation of the requirements of this Section 6.09, the Borrower shall:

                  a. CONDUCT AND COMPLETE ALL INVESTIGATIONS, STUDIES, SAMPLING AND TESTING, AND ALL REMEDIAL, REMOVAL AND OTHER ACTIONS NECESSARY TO CLEAN UP AND REMOVE ALL HAZARDOUS MATERIALS ON, UNDER OR FROM SUCH MORTGAGED PROPERTY IN

         ACCORDANCE WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL LAWS, ORDINANCES, RULES, REGULATIONS AND POLICIES (INCLUDING, WITHOUT LIMITATION, HAZARDOUS MATERIALS LAWS), TO THE REASONABLE SATISFACTION OF THE BANK, AND IN ACCORDANCE WITH THE ORDERS AND DIRECTIVES OF ALL GOVERNMENTAL AUTHORITIES;

                  b. DEFEND, INDEMNIFY AND HOLD HARMLESS THE BANK, ITS EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS (THE "BANK INDEMNIFIED PARTIES") FROM AND AGAINST ANY CLAIMS, DEMANDS, PENALTIES, FINES, LIABILITIES, SETTLEMENTS, DAMAGES, COSTS OR EXPENSES OF WHATEVER KIND OR NATURE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO ("ENVIRONMENTAL LOSSES").

                           i.       the presence, disposal, release or
                  threatened release of any Hazardous Materials on, over, under, from or affecting such Mortgaged Property or the soil, water, vegetation, buildings, personal property, persons or animals thereon;

                           ii. any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials;

                           iii.     any lawsuit brought or threatened,
                  settlement reached or government order relating to such Hazardous Materials; and/or

                           iv. any violation of laws, orders, regulations, requirements or demands of Governmental Authorities, which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses.

         Notwithstanding any provision hereof, the Borrower does not indemnify the Bank Indemnified Parties against any Environmental Losses (i) caused by any Bank Indemnified Party, (ii) arising from the breach, violation or threatened violation of any applicable Hazardous Materials Laws which first occurs after the Bank takes actual possession of a Mortgaged Property pursuant to a foreclosure of the Mortgage encumbering the same or pursuant to a transfer pursuant to a power of sale or deed in lieu of foreclosure thereof; or (iii) any release, discharge, disposal or presence of Hazardous Materials caused by a receiver of a Mortgaged Property or which first occurs while a receiver is in possession of such Mortgaged Property.

                  6.10.    PERSONAL PROPERTY.

   Except for the security interest granted by the Mortgage encumbering a Mortgaged Property, the Borrower will be the sole owner of all Personal Property and Fixtures incorporated into such Mortgaged Property, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever. The Borrower will notify the Bank of, and will defend such Personal Property and Fixtures against, all claims and demands of all persons at any time claiming the same or any interest therein. Such Personal Property and Fixtures will not be used or bought for personal, family or household purposes. Such Personal Property and Fixtures will be kept on or at such Mortgaged Property and the Borrower will not remove such Personal Property or Fixtures from such Mortgaged Property without the prior written consent of the Bank, except such portions or items of such Personal Property or fixtures which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by the Borrower. All covenants and obligations of the Borrower contained herein and in the Loan Document shall be deemed to apply to such Personal Property or Fixtures whether or not expressly referred to herein or therein.

                  6.11.    FINANCING STATEMENTS.

   The Borrower hereby authorizes the Bank to execute one or more financing statements and renewals and amendments thereof pursuant to the Uniform Commercial Code of the State of Virginia and the state in which a Mortgaged Property is located in form satisfactory to the Bank, and will pay the cost of filing the same in all public offices wherever filing is deemed by the Bank to be necessary or desirable.

                  6.12.    ORGANIZATIONAL DOCUMENTS.

   The Borrower shall provide to the Bank copies of any amendments or modifications to, or replacements of, the Borrower's certificate or articles of incorporation or by-laws. The Borrower shall cause to be provided to the Bank copies of any amendments or modifications to, or replacements of, the Guarantor's certificate or articles of incorporation or by-laws.

                                  ARTICLE VII
                          BORROWER'S NEGATIVE COVENANTS

         The Borrower covenants that until payment in full of Loan and performance of all of the Borrower's other obligations under the Loan Documents:

                  7.01.    PROHIBITION UPON TRANSFER, SECONDARY FINANCING.

   The Borrower shall not convey, sell (other than pursuant to a Mortgaged Property Sale Agreement), lease (other than pursuant to a Lease) or otherwise dispose of all or any part of a Mortgaged Property or any interest therein (legal or equitable), or grant any security interest with respect to such Mortgaged Property without the prior written consent of the Bank, unless in connection therewith the applicable Mortgage Release Price is paid to Bank.

                  7.02.    EASEMENTS.

   The Borrower will not enter into any easement affecting a Mortgaged Property without first obtaining the Bank's written approval of such easement and the terms and conditions thereof; provided, however, no such approval shall be required if such easement is granted in the ordinary course of business and provides reasonable benefit to such Mortgaged Property. The Borrower shall provide to the Bank an executed copy of any easement entered into in respect of a Mortgaged Property in respect of which an Advance has been made and remains outstanding.

                  7.03.    LEASE/MORTGAGED PROPERTY PURCHASE AGREEMENT.

   The Borrower will not modify, amend, alter, terminate or cancel a Major Lease for a Mortgaged Property, or assign, transfer, pledge or encumber any of its right, title or interest thereunder, without the Bank's prior written consent or payment of the Mortgage Release Price for such Mortgaged Property to the Bank. The Bank shall not unreasonably withhold or delay its consent to a modification, amendment or alteration to such a Major Lease. If the Borrower enters into a Mortgaged Property Sale Agreement for a Mortgaged Property, the Borrower will not assign, transfer, pledge or encumber any of its right, title or interest thereunder, without the Bank's written consent, nor will the Borrower modify, amend, alter, terminate or cancel such Mortgaged

Property Sale Agreement, without the Bank's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, the Borrower may, without the prior written consent of the Bank, (a) amend such Mortgaged Property Sale Agreement to extend the closing date thereunder so long as the closing date thereunder is at least ten (10) days before the Maturity Date, and
(b) amend such Mortgaged Property Sale Agreement to adjust the purchase price thereunder and provide for adjustments thereunder. The Borrower shall provide notice to the Bank of the termination or cancellation of such a Mortgaged Property Sale Agreement within two (2) business days after the effect thereof. The Borrower shall provide to the Bank copies of any amendment or modification to a Mortgaged Property Sale Agreement within two (2) business days after the execution thereof.

                  7.04.    MARGIN STOCK.

   The Borrower shall not use or cause or permit any of the proceeds of the Loan to be used, either directly or indirectly, for the purpose whether immediate, incidental or remote of purchasing or carrying any margin stock within the meaning of Regulation U or of extending credit to others for the purpose of purchasing or carrying any margin stock, and the Borrower shall furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Board Form U-1 referred to in Regulation U. Further, no part of the proceeds of the Loan will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  7.05.    CHANGE NAME AND PLACE OF BUSINESS.

   The Borrower shall not change its corporate name or principal place of business, except on not less than fifteen (15) days' prior written notice to the Bank.

                  7.06.    BENEFIT PLANS.

   The Borrower shall not permit any condition to exist in connection with any employee benefit plan which might constitute grounds for the PBGC to institute proceedings to have the employee benefit plan terminated or a trustee appointed to administer the employee benefit plan; or engage in, or permit to exist or occur any other condition, event or transaction with respect to any employee benefit plan which could result in the Borrower incurring any material liability, fine or penalty.

                  7.07.    RESTRICTIVE AGREEMENTS.

   For a period of one (1) year from the date hereof, the Borrower shall not acquire nursing homes, congregate care or assisted living facilities or any non-medical real estate assets or acquire any undeveloped real estate which Borrower does not intend to construct a Project thereon or a portion thereof (collectively, the "Restricted Assets"). Thereafter, Borrower may acquire such Restricted Assets so long as Borrower delivers to Bank copies of resolutions of its board of directors authorizing such acquisitions and the value of such Restricted Assets does not exceed Ten Percent (10%) of the value of all Projects.

                  7.08.    INDEBTEDNESS.

   Other than the Loan, Borrower and Guarantor will not incur recourse indebtedness in excess of Twenty Million Dollars ($20,000,000).

                  7.09.    VARIABLE RATE INDEBTEDNESS.

   Other than the Loan and construction loans for Projects, Borrower and Guarantor will not incur unprotected variable rate indebtedness in excess of Ten Million Dollars ($10,000,000).

                  7.10.    MORTGAGED PROPERTY DEBT SERVICE COVERAGE RATIO.

   Borrower shall maintain a Mortgaged Properties Debt Service Coverage Ratio of not less than 1.40 to 1.00.

                                  ARTICLE VIII
                                    DEFAULTS

                  8.01.    EVENTS OF DEFAULT.

   The Borrower agrees each of the following described events shall constitute an "Event of Default" hereunder:

                  a. THE BORROWER SHALL FAIL TO MAKE ANY PAYMENT UNDER THE NOTE WITHIN TEN (10) DAYS AFTER THE DATE THE SAME IS DUE AND PAYABLE; OR

                  b. ANY REPRESENTATION OR WARRANTY MADE BY THE BORROWER HEREIN, IN ANY OTHER LOAN DOCUMENT OR IN ANY CERTIFICATE, FINANCIAL STATEMENT OR OTHER DOCUMENT FURNISHED BY THE BORROWER PURSUANT TO THE PROVISIONS HEREOF, SHALL PROVE TO HAVE BEEN MATERIALLY FALSE OR MISLEADING AS OF THE TIME MADE OR FURNISHED, AND THE BORROWER DOES NOT, WITHIN THIRTY (30) DAYS AFTER THE EARLIER OF RECEIVING WRITTEN NOTICE FROM THE BANK OR THE BORROWER'S OWN DETERMINATION THAT SUCH REPRESENTATION OR WARRANTY IS FALSE OR MISLEADING, COMMENCE AND COMPLETE SUCH ACTIONS AS ARE NECESSARY TO MAKE SUCH WARRANTY OR REPRESENTATION TRUE AND ACCURATE; PROVIDED, HOWEVER, THAT THE BORROWER SHALL NOT BE ENTITLED TO THE FOREGOING CURE PERIOD IF, THE BORROWER HAD ACTUAL KNOWLEDGE THAT SUCH REPRESENTATION OR WARRANTY WAS FALSE OR MISLEADING WHEN MADE; OR

                  c. THE BORROWER SHALL DEFAULT IN THE PERFORMANCE OR OBSERVANCE OF THE COVENANT CONTAINED IN ARTICLE VII HEREOF, AND SUCH DEFAULT HAS NOT BEEN CURED OR CORRECTED WITHIN THIRTY (30) DAYS FOLLOWING WRITTEN NOTICE FROM THE BANK TO THE BORROWER; PROVIDED, HOWEVER, THAT IF SUCH DEFAULT IS OF SUCH A NATURE THAT IT CANNOT BE CURED OR CORRECTED WITHIN SUCH THIRTY (30) DAY PERIOD, THE BORROWER SHALL BE ENTITLED TO SUCH ADDITIONAL TIME AS MAY BE NECESSARY TO CURE OR CORRECT SUCH DEFAULT IF THE BORROWER PROMPTLY COMMENCES SUCH CURE OR CORRECTIVE ACTION AND DILIGENTLY PURSUES SUCH CURE OR CORRECTIVE ACTION TO COMPLETION; OR

                  d. THE BORROWER SHALL DEFAULT IN THE PERFORMANCE OR OBSERVANCE OF ANY OTHER COVENANT, CONDITION OR PROVISION HEREIN CONTAINED INCLUDING THOSE SET FORTH IN THIS ARTICLE VIII FOR WHICH NO SPECIFIC CURE PERIOD IS SET FORTH, AND SUCH DEFAULT HAS NOT BEEN CURED OR CORRECTED WITHIN THIRTY (30) DAYS FOLLOWING WRITTEN NOTICE FROM THE BANK TO THE BORROWER; PROVIDED, HOWEVER, THAT IF SUCH DEFAULT IS OF SUCH A NATURE THAT IT CANNOT BE CURED OR CORRECTED WITHIN SUCH THIRTY
         (30) DAY PERIOD, THE BORROWER SHALL BE ENTITLED TO SUCH ADDITIONAL TIME AS MAY BE NECESSARY TO CURE OR CORRECT SUCH DEFAULT IF THE BORROWER PROMPTLY COMMENCES SUCH CURE OR CORRECTIVE ACTION AND DILIGENTLY PURSUES SUCH CURE OR CORRECTIVE ACTION TO COMPLETION; OR

                  e. THE BORROWER SHALL DEFAULT IN THE PERFORMANCE OR OBSERVANCE OF ANY COVENANT, CONDITION OR PROVISION CONTAINED IN ANY OTHER LOAN DOCUMENT TO WHICH THE BORROWER IS A PARTY, AND SUCH DEFAULT SHALL CONTINUE UNCURED AFTER ANY APPLICABLE CURE OR GRACE PERIOD, OR IF SUCH LOAN DOCUMENT DOES NOT CONTAIN AN APPLICABLE CURE PERIOD, SUCH DEFAULT HAS NOT BEEN CURED OR CORRECTED WITHIN THIRTY (30) DAYS FOLLOWING WRITTEN NOTICE FROM THE BANK TO THE BORROWER; PROVIDED, HOWEVER, THAT IF SUCH DEFAULT IS OF SUCH A NATURE THAT IT CANNOT BE CURED OR CORRECTED WITHIN SUCH THIRTY (30) DAY PERIOD, THE BORROWER SHALL BE ENTITLED TO SUCH ADDITIONAL TIME AS MAY BE NECESSARY TO CURE OR CORRECT SUCH DEFAULT IF THE BORROWER PROMPTLY COMMENCES SUCH CURE OR CORRECTIVE ACTION AND DILIGENTLY PURSUES SUCH CURE OR CORRECTIVE ACTION TO COMPLETION; OR

                  f. THE BORROWER SHALL NEGLECT, REFUSE OR FAIL TO KEEP IN FULL FORCE AND EFFECT ANY PERMIT OR APPROVAL ISSUED BY ANY GOVERNMENTAL AUTHORITY REQUIRED FOR THE OCCUPANCY OR USE OF A MORTGAGED PROPERTY AND THE SAME IS NOT REINSTATED WITHIN THIRTY (30) DAYS AFTER THE BORROWER RECEIVES NOTICE (FROM ANY SOURCE) THAT SUCH PERMIT OR APPROVAL IS NO LONGER IN FULL FORCE AND EFFECT; OR

                  g. A MORTGAGED PROPERTY OR ANY PART THEREOF SHALL BE CONDEMNED OR DAMAGED BY FIRE OR OTHER CASUALTY IN SUCH MANNER AS TO PRECLUDE, IN THE BANK'S SOLE REASONABLE JUDGMENT, THE RESTORATION OF THE IMPROVEMENTS FORMING A PART OF SUCH MORTGAGED PROPERTY AND THE BORROWER FAILS TO SUBSTITUTE AN ALTERNATE MORTGAGED PROPERTY WITHIN SIXTY (60) DAYS THEREOF OR FAILS TO DELIVER TO THE BANK THE MORTGAGE RELEASE PRICE FOR SUCH MORTGAGED PROPERTY; OR

                  h. AN ACCURATE SURVEY OF A MORTGAGED PROPERTY AT ANY TIME SHALL SHOW THAT ANY OF THE IMPROVEMENTS CONSTRUCTED THEREON MATERIALLY ENCROACH UPON ANY STREET, EASEMENT, RIGHT OF WAY OR ADJOINING PROPERTY OR VIOLATE ANY SET BACK REQUIREMENT, UNLESS SUCH ENCROACHMENT OR VIOLATION IS SATISFACTORILY INSURED AGAINST UNDER THE TITLE POLICY ISSUED IN RESPECT OF SUCH MORTGAGED PROPERTY OR WAS IN EXISTENCE AT THE TIME THE BANK APPROVES THE PROJECT AS MORTGAGED PROPERTY AND SHOWN ON THE SURVEY PROVIDED TO THE BANK, OR THAT ANY ADJOINING STRUCTURE MATERIALLY ENCROACHES ON A MORTGAGED PROPERTY, UNLESS SUCH ENCROACHMENT IS CURED WITHIN SIXTY (60) DAYS FOLLOWING RECEIPT OF NOTICE THEREOF BY THE BORROWER; OR

                  i.       THE OCCURRENCE OF A MATERIAL ADVERSE EFFECT; OR

                  j. A WRIT OF EXECUTION OR ATTACHMENT OR ANY SIMILAR PROCESS SHALL BE ISSUED OR LEVIED AGAINST ALL OR ANY PART OF OR INTEREST IN A MORTGAGED PROPERTY, OR ANY JUDGMENT INVOLVING MONETARY DAMAGES SHALL BE ENTERED AGAINST THE BORROWER WHICH SHALL BECOME A LIEN ON A MORTGAGED PROPERTY OR ANY PORTION THEREOF OR INTEREST THEREIN AND SUCH EXECUTION, ATTACHMENT OR SIMILAR PROCESS OR JUDGMENT IS NOT RELEASED, BONDED, SATISFIED, VACATED OR STAYED WITHIN SIXTY (60) DAYS AFTER ITS ENTRY OR LEVY; OR

                  k. THE BORROWER OR THE GUARANTOR SHALL FILE A VOLUNTARY PETITION IN BANKRUPTCY OR SHALL FILE ANY PETITION OR ANSWER SEEKING OR ACQUIESCING IN ANY REORGANIZATION, ARRANGEMENT, COMPOSITION, READJUSTMENT, LIQUIDATION, DISSOLUTION OR SIMILAR RELIEF FOR ITSELF UNDER ANY PRESENT OR FUTURE FEDERAL, STATE OR OTHER STATUTE, LAW OR REGULATION RELATING TO BANKRUPTCY, INSOLVENCY OR OTHER RELIEF FOR DEBTORS; OR SHALL SEEK OR CONSENT TO OR ACQUIESCE IN THE APPOINTMENT OF ANY TRUSTEE, RECEIVER,

         LIQUIDATOR, ASSIGNEE, CUSTODIAN, SEQUESTRATOR (OR OTHER SIMILAR OFFICIAL) OF THE BORROWER OR THE GUARANTOR, OR OF ALL OR ANY PART OF A MORTGAGED PROPERTY, OR OF ANY OR ALL OF THE ROYALTIES, REVENUES, RENTS, ISSUES OR PROFITS THEREOF, OR SHALL MAKE ANY GENERAL ASSIGNMENT FOR THE BENEFIT OF CREDITORS, OR SHALL ADMIT IN WRITING ITS INABILITY TO PAY ITS DEBTS, AS THE CASE MAY BE, GENERALLY AS THEY BECOME DUE, OR SHALL BECOME INSOLVENT OR UNABLE TO PAY ITS DEBTS AS THEY MATURE, OR SHALL MAKE A GENERAL ASSIGNMENT FOR THE BENEFIT OF CREDITORS, OR SHALL VOLUNTARILY SUSPEND TRANSACTION OF ITS BUSINESS OR TAKE ANY CORPORATE ACTION IN FURTHERANCE OF THE FOREGOING; OR

                  l. A COURT OF COMPETENT JURISDICTION SHALL ENTER AN ORDER, JUDGMENT OR DECREE ADJUDICATING THE BORROWER OR THE GUARANTOR AS BANKRUPT OR INSOLVENT OR APPROVING A PETITION FILED AGAINST THE BORROWER OR THE GUARANTOR SEEKING ANY REORGANIZATION, DISSOLUTION OR SIMILAR RELIEF UNDER ANY PRESENT OR FUTURE FEDERAL, STATE OR OTHER STATUTE, LAW OR REGULATION RELATING TO BANKRUPTCY, INSOLVENCY, OR OTHER RELIEF FOR DEBTORS, AND SUCH ORDER, JUDGMENT OR DECREE SHALL REMAIN UNVACATED AND UNSTAYED FOR AN AGGREGATE OF SIXTY (60) DAYS (WHETHER OR NOT CONSECUTIVE) FROM THE FIRST DATE OF ENTRY THEREOF; OR ANY TRUSTEE, RECEIVER OR LIQUIDATOR OF THE BORROWER OR THE GUARANTOR OR OF ALL OR ANY PART OF A MORTGAGED PROPERTY, OR OF ANY OR ALL OF THE ROYALTIES, REVENUES, RENTS, ISSUES OR PROFITS THEREOF, SHALL BE APPOINTED WITHOUT THE CONSENT OR ACQUIESCENCE OF THE BORROWER OR THE GUARANTOR, AS THE CASE MAY BE, AND SUCH APPOINTMENT SHALL REMAIN UNVACATED AND UNSTAYED FOR AN AGGREGATE PERIOD OF SIXTY (60) DAYS (WHETHER OR NOT CONSECUTIVE); OR

                  m. THE BORROWER HAS BREACHED OR DEFAULTED UNDER THE LEASE FOR A MORTGAGED PROPERTY, AND SUCH BREACH OR DEFAULT HAS NOT BEEN CURED OR CORRECTED WITHIN ANY APPLICABLE CURE PERIOD PROVIDED UNDER SUCH LEASE; OR

                  n. GUARANTOR SELLS, ASSIGNS, HYPOTHECATES, PLEDGES OR OTHERWISE TRANSFERS ITS INTEREST AS A PARTNER OF THE BORROWER.

                  o. THE LEVERAGE RATIO EXCEEDS FIFTY-FIVE PERCENT (55%) AND THE SAME IS NOT CURED WITHIN NINETY DAYS AFTER WRITTEN NOTICE FROM BANK TO BORROWER.

                  p. THE MINIMUM TANGIBLE WORTH OF GUARANTOR IS LESS THAN SIXTY MILLION DOLLARS ($60,000,000) PLUS ONE HUNDRED PERCENT (100%) OF ADDITIONAL NET PROCEEDS OF FUTURE STOCK SALES (EXCLUSIVE OF DEPRECIATION DETERMINED IN ACCORDANCE WITH GAAP).

                  q. GUARANTOR'S DIVIDENDS EXCEED ONE HUNDRED PERCENT (100%) OF ITS FUNDS FROM OPERATIONS AS DETERMINED IN ACCORDANCE WITH GAAP IN ANY FISCAL YEAR.

                  r. THE AGGREGATE OCCUPANCY OF THE MORTGAGED PROPERTIES IS LESS THAN EIGHTY-FIVE PERCENT (85%).

                  s.       THE DEBT SERVICE COVERAGE RATIO IS LESS THAN 2.0 TO
         1.0.

                  t. THERE OCCURS A REPORTABLE EVENT OR A PROHIBITED TRANSACTION UNDER, OR ANY COMPLETE OR PARTIAL WITHDRAWAL FROM, OR ANY OTHER EVENT WHICH WOULD CONSTITUTE GROUNDS FOR TERMINATION OF OR THE APPOINTMENT OF A TRUSTEE TO ADMINISTER, ANY "PLAN" MAINTAINED BY THE BORROWER OR ANY ERISA AFFILIATE FOR THE BENEFIT OF ITS

         "EMPLOYEES" (AS SUCH TERMS ARE DEFINED IN ERISA) WHICH COULD HAVE A MATERIAL ADVERSE EFFECT.

         If any Event of Default described in 8.01(l) or (m) occurs the Bank shall be under no further obligation to make any Advances and the Loan and all interest accrued thereon and any penalty or premium thereunder and all other liabilities of the Borrower hereunder, thereunder and under the other Loan Documents shall thereupon become and be immediately due and payable without any election or action on the part of the Bank, and without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, and if any other Event of Default described in Section 8.01 occurs and is not cured as set forth herein, the Bank may terminate its commitment to make Advances hereunder and declare the Loan and all interest accrued thereon and any penalty or premium thereunder pursuant to Section 2.08 hereof and all other liabilities of the Borrower hereunder, thereunder and under the other Loan Documents to be due and payable, whereupon the same shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                  8.02.    SPECIAL REMEDIES.

   If an Event of Default shall exist, the Bank shall have the right, in addition to any rights or remedies available to it under the Loan Documents or otherwise available to it at law or in equity, to enter upon and take possession of the Mortgaged Properties in respect of which Advances have been made and are then outstanding. For purposes of this Section 8.03, the Borrower agrees that the Bank shall have the right, and hereby irrevocably constitutes and appoints the Bank its true and lawful attorney-in-fact, coupled with an interest, with full power of substitution, to (i) prosecute and defend all actions or proceedings in connection with the Mortgaged Properties and to take such action and require such performance as the Bank deems necessary in connection therewith; and (ii) generally do any and every act with respect to the occupancy and use of such Mortgaged Properties as the Borrower may do in its own behalf. Should the unadvanced portion of the Loan be insufficient to pay the sums expended or incurred by the Bank for any of the foregoing purposes, the amount of the deficiency shall be added to the indebtedness evidenced by the Note and in all events shall be secured by the lien of the Loan Documents and shall be paid by the Borrower to the Bank on demand with interest thereon at the respective Default Rates until paid.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.01.    NO IMPLIED WAIVER; CUMULATIVE REMEDIES; WRITING
                           REQUIRED.

   No delay or failure of the Bank in exercising any right, power or privilege hereunder (or under any Loan Document) shall affect such right, power or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Bank hereunder and under the other Loan Documents are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any other Loan Document, or any waiver by the Bank of any provision or condition of this Agreement or any other Loan Document, must be in writing and shall be effective only to the extent as may be specifically set forth in such writing.

                  9.02.    TAXES.

   The Borrower shall pay any and all stamp, document, mortgage, intangibles, transfer and recording taxes, fees (including notary fees and mortgage/deed of trust release fees) and similar impositions payable or hereafter determined to be payable in connection with the execution, delivery and/or recording and release of the Loan Documents, and the Borrower agrees to save the Bank harmless from and against any and all present or future claims or liabilities with respect to, or resulting from, any delay in paying or omitting to pay any such taxes, fees or similar impositions.

                  9.03.    MODIFICATIONS AND AMENDMENTS.

   Upon execution thereof, each Mortgaged Property Project Agreement shall automatically be deemed to be an amendment of this Agreement, which amendment shall apply, however, only to the Mortgaged Property which is the subject of such Project Agreement.

                  9.04.    HOLIDAYS.

   Except as otherwise provided herein, whenever any payment or action to be made or taken under any of the Loan Documents shall be stated to be due or to be performed on a day which is not a business day, such payment or action shall be made or taken on the next-following business day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  9.05.    NOTICES.

   All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made one (1) day after the same are deposited with a nationally recognized overnight delivery service, or immediately upon receipt, if delivered by courier, addressed as follows:

                  If to the Bank:         The Huntington National Bank
                                          201 North Illinois Street, Suite 1800
                                          Indianapolis, IN 46204
                                          Attention: Jacqueline E. McNeelan
                                          Telephone: (317) 237-2568
                                          Facsimile: (317) 237-2505

                  With a copy to:         Barnes & Thornburg
                                          11 South Meridian Street
                                          Indianapolis, Indiana 46204
                                          Attention: Richard L. Johnson
                                          Telephone: (317) 231-7787
                                          Facsimile: (317) 231-7433

                  If to the Borrower:     Windrose Medical Properties, L.P.
                                          3502 Woodview Trace, Suite 210
                                          Indianapolis, Indiana 46268
                                          Attention: Frederick L. Farrar
                                          Telephone: (317) 860-8213
                                          Facsimile: (317) 860-9190

                  With a copy to:         Daniel R. Loftus
                                          Secretary and General Counsel
                                          7101 Executive Center Drive
                                          Suite 250
                                          Brentwood, Tennessee 37027
                                          615-371-8607
                                          615-371-0246

         or in accordance with the latest unrevoked written direction from either party to the other party hereto. Failure of Bank to furnish the Borrower's attorney with a copy of any notice provided to the Borrower hereunder shall not be deemed a failure of the Bank to provide the Borrower with such notice and shall not affect, or in any way prevent or estop the Bank from exercising, any right or remedy of the Bank hereunder or under any of the other Loan Documents.

                  9.06.    REIMBURSEMENT FOR CERTAIN EXPENSES.

   All reasonable costs incidental to the Loan and all Advances thereof, including, but not limited to, title insurance premiums, survey charges, appraisal fees, insurance premiums, inspecting engineers' and/or architects' fees, attorneys' costs and fees and any and all other incidental expenses of the Bank, shall be paid by the Borrower. All such fees and expenses shall be paid upon the receipt of a statement therefor.

                  9.07.    NO THIRD PARTY RIGHTS.

   Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Loan Document, which is intended for the sole and exclusive benefit of the parties hereto and thereto.

                  9.08.    INTEREST LIMITATION.

   Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the obligations of the Borrower to the Bank under this Agreement and any other Loan Documents are subject to the limitation that payments of interest to the Bank shall not be required to the extent that receipt by the Bank of any such payment by the Borrower would be contrary to provisions of governmental requirements applicable to the Bank which limit the maximum rate of interest which may be charged or collected by the Bank.

                  9.09.    SEVERABILITY.

   The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  9.10.    GOVERNING LAW.

   THE BORROWER AGREES WITH BANK THAT, EXCEPT AS EXPRESSLY SET FORTH IN THE MORTGAGES AND THE ASSIGNMENTS OF RENTS AND ANY OTHER LOAN DOCUMENTS, THE LAW OF THE STATE OF INDIANA SHALL GOVERN ALL MATTERS RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS OF THE BORROWER ARISING HEREUNDER OR THEREUNDER. THE BORROWER (a) SHALL BE SUBJECT TO PERSONAL JURISDICTION IN THE STATE OF INDIANA AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN STATE OF INDIANA (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF THE BORROWER'S OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS AND (b) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN INDIANA FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF THE BORROWER. THE BORROWER WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (x) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS AGREEMENT AND SUCH OTHER LOAN DOCUMENTS MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION,
(y) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR
(z) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. NOTHING IN THIS SECTION 9.10 SHALL BE DEEMED TO PRECLUDE BANK FROM FILING ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENTS IN THE STATE IN WHICH THE BORROWER HAS ITS CHIEF EXECUTIVE OFFICE OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE IN WHICH THE BORROWER HAS ITS CHIEF EXECUTIVE OFFICE, OR, WITH RESPECT TO A SPECIFIC ADVANCE, THE STATE IN WHICH A MORTGAGED PROPERTY IS LOCATED OR THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE IN WHICH A MORTGAGED PROPERTY IS LOCATED.

                  9.11.    CERTAIN FEES.

   No broker's or finder's fee or commission will be payable with respect to the Loan, this Agreement, or the other Loan Documents, or any of the transactions contemplated hereby, and the Borrower hereby indemnifies the Bank against, and agrees that it will hold the Bank harmless from, any claim, demand, or liability for any such broker's or finder's fee or commission alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses, and disbursements of counsel) arising in connection with any such claim, demand, or liability.

                  9.12.    SURVIVAL.

   All representations, warranties, covenants, agreements and obligations of the Borrower contained in this Agreement, as amended or supplemented from time to time, shall survive the making of Advances and shall continue in full force and effect so long as the Loan is outstanding and until payment and performance in full of all of the Borrower's obligation thereunder and under the Loan Documents.

                  9.13.    COUNTERPARTS.

   This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered by the parties, shall constitute an original but all such counterparts together constituting but one and the same instrument.

                  9.14.    SUCCESSORS AND ASSIGNS.

   This Agreement shall be binding upon and shall inure to the benefit of the Bank, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer its rights and obligations hereunder or any interest herein without the prior written consent of the Bank.

                  9.15.    TIME OF ESSENCE.

   Time is of the essence under the Loan Documents.

                  9.16.    NO JOINT VENTURE.

   Notwithstanding anything to the contrary herein contained or implied, the Bank, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with, the Borrower, and the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless, including the payment of reasonable attorneys' fees, from any loss resulting from any judicial construction of the parties' relationship as such.

                  9.17.    BANK NOT IN CONTROL.

   None of the covenants or other provisions contained in the Loan Documents shall, or shall be deemed to, give the Bank the rights or power to exercise control over the affairs and/or management of the Borrower, the power of the Bank being limited to the right to exercise the rights and remedies provided to it in the Loan Documents.

                  9.18.    SYNDICATION.

   Bank reserves the right to assign and transfer portions of the Loan, this Agreement and any of its rights and security hereunder and under the Loan Documents to other financial institutions. In the event of such transfer, Bank and Borrower agree to incorporate within this Agreement provisions substantially similar to those attached hereto as Exhibit L.

                  9.19.    WAIVER OF JURY TRIAL.

The Borrower and the Bank, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waives any right they may have to a trial by jury in any litigation based upon or arising out of the Loan, this Agreement or any other Loan Document or any of the transactions contemplated hereby or by any other Loan Document or any course of conduct, dealing, statements, whether oral or written, or actions of the Borrower or the

Bank. Neither the Borrower nor the Bank shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Bank or the Borrower except by written instrument executed by both the Borrower and the Bank.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          "BORROWER"

                          WINDROSE MEDICAL PROPERTIES, L.P., a Virginia limited partnership

                          By: Windrose Medical Properties Trust, a Maryland real
                              estate investment trust, its general partner

                              By: /s/ Frederick L. Farrar
                                  ---------------------------------
                                  Frederick L. Farrar, President

                          "BANK"

                          THE HUNTINGTON NATIONAL BANK, a national banking association

                          By: /s/ Jacqueline E. McNeelan
                              --------------------------------------
                              Jacqueline E. McNeelan, Vice President